Exhibit (m)(2)(A)(i)

May 1, 2013

ING Investors Trust 7337 East Doubletree Ranch Road Suite 100 Scottsdale, Arizona 85258

Re:	Reduction in Fee Payable under the ING Investors Trust Third Amended and Restated Shareholder Service and Distribution Plan

Ladies and Gentlemen:

ING Investments Distributor, LLC (“IID”) hereby waives a portion of the distribution fee payable to IID for the funds listed on the attached Schedule A under the ING Investors Trust Third Amended and Restated Shareholder Service and Distribution Plan (the “Distribution Plan”) in an amount equal to 0.15% per annum on the average daily net assets attributable to Adviser Class Shares as if the distribution fee specified in the Distribution Plan were 0.35%. Except as otherwise noted on Schedule A, by this letter, we agree to continue to waive that fee for the period May 1, 2013 through May 1, 2014.

Please indicate your agreement to this reduction in fee by executing below in the place indicated.

Sincerely,

/s/ Michael J. Roland

Michael J. Roland

Executive Vice President

Agreed and Accepted:

ING Investors Trust

By: Kimberly A. Anderson

Kimberly A. Anderson

Senior Vice President

7337 E. Doubletree Ranch Rd. Suite 100 Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2744 www.ingfunds.com	ING Investments Distributor, LLC

SCHEDULE A

with respect to

ING INVESTORS TRUST

THIRD AMENDED AND RESTATED

SHAREHOLDER SERVICE AND DISTRIBUTION PLAN

ADVISER CLASS

Portfolios
ING BlackRock Health Sciences Opportunities Portfolio
ING BlackRock Inflation Protected Bond Portfolio
ING BlackRock Large Cap Growth Portfolio
ING Clarion Global Real Estate Portfolio
ING Clarion Real Estate Portfolio
ING DFA Global Allocation Portfolio
ING DFA World Equity Portfolio
ING FMRSM Diversified Mid Cap Portfolio
ING Franklin Income Portfolio
ING Franklin Mutual Shares Portfolio
ING Franklin Templeton Founding Strategy Portfolio
ING Global Resources Portfolio
ING Goldman Sachs Commodity Strategy Portfolio
ING Invesco Growth and Income Portfolio
ING JPMorgan Emerging Markets Equity Portfolio
ING JPMorgan Small Cap Core Equity Portfolio
ING Large Cap Value Portfolio
ING Limited Maturity Bond Portfolio
ING Marsico Growth Portfolio
ING MFS Total Return Portfolio
ING MFS Utilities Portfolio
ING Morgan Stanley Global Franchise Portfolio
ING PIMCO High Yield Portfolio
ING PIMCO Total Return Bond Portfolio
ING Pioneer Fund Portfolio
ING Pioneer Mid Cap Value Portfolio
ING T. Rowe Price Capital Appreciation Portfolio
ING T. Rowe Price Equity Income Portfolio
ING T. Rowe Price International Stock Portfolio
ING Templeton Global Growth Portfolio

Date last amended: May 1, 2013